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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2019

AXA Equitable Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38469	90-0226248
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1290 Avenue of the Americas, New York, New York		10104
(Address of principal executive offices)		(Zip Code)

(212) 554-1234

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed by AXA Equitable Holdings, Inc. (the “Company”), on March 25, 2019, AXA S.A. (“AXA”) completed a secondary public offering of the Company’s common stock. Following this offering, AXA no longer directly or indirectly owns or controls more than 50% of the voting capital stock of the Company (the “Change in Control”). In connection with the Change in Control, on March 28, 2019, the Company received a termination notice from AXA exercising AXA’s right to terminate the Trademark License Agreement, dated May 4, 2018, between the Company and AXA (the “Trademark License Agreement”). Under the Trademark License Agreement, AXA granted the Company, subject to certain limitations, a limited, non-exclusive, non-transferable, non-sublicenseable license to use certain trademarks (the “Licensed Marks”), including the name “AXA” and domain names, in its retirement and protection business (as the Company and its subsidiaries had conducted such business prior to the effective date of the Trademark License Agreement) in the United States and Canada. Following the termination of the Trademark License Agreement, the Company may continue to use the Licensed Marks for a transition period of 18 months (which period is subject to an extension, capped at a total of 36 months (an extension of such cap may be requested by the Company), for any Licensed Mark for which it cannot obtain government approvals), provided that the Company is required to use its reasonable best efforts to transition to other trademarks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXA EQUITABLE HOLDINGS, INC.

Date: March 29, 2019	By:	/s/ Ralph Petruzzo
	Name:	Ralph Petruzzo
	Title:	Vice President and Associate General Counsel